As filed with the Securities and Exchange Commission on November 21, 2013

                                                     Registration No. 333-190728
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 2
                                       TO

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   MARIKA INC.
             (Exact name of Registrant as specified in its charter)

           Nevada                                 7389                         EIN 30-0784346
(State or Other Jurisdiction of       (Primary Standard Industrial             (IRS Employer
Incorporation or Organization)           Classification Number)            Identification Number)

                        2360 CORPORATE CIRCLE, SUITE 400
                               HENDERSON NV 89074
                               Tel: (702) 425 4332
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              Incorp Services, Inc.
                        2360 CORPORATE CIRCLE, SUITE 400
                               HENDERSON NV 89074
                                 (877) 237-1041
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              Scott D. Olson, Esq.
                                  274 Broadway
                              Costa Mesa, CA 92627
                               Tel: (310) 985-1034
                               Fax: (310) 564-1912

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer  [ ]                       Accelerated filer [ ]
Non-accelerated filer  [ ]                         Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
Title of Each Class                              Proposed Maximum       Proposed Maximum         Amount of
of Securities to be       Amount of Shares        Offering Price       Aggregate Offering      Registration
   Registered           to be Registered (1)       per Share (2)             Price                  Fee
-----------------------------------------------------------------------------------------------------------
Common Stock                5,000,000                $0.02                 $100,000               $11.46
===========================================================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

PRELIMINARY PROSPECTUS DATED NOVEMBER 21, 2013             SUBJECT TO COMPLETION


                                   MARIKA INC.

                   UP TO A MAXIMUM OF 5,000,000 COMMON SHARES
                            AT $0.02 PER COMMON SHARE

This is the initial offering of common stock of MARIKA INC. and no public market currently exists for the securities being offered.

We are offering for sale up to a maximum of 5,000,000 common shares at a fixed price of $0.02 per common share. There is no minimum number of common shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered common shares. The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses and may not even cover the costs of the offering.

The shares are being offered at a fixed price of $0.02 per share for a period of one year from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 5,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. The offering will not be extended beyond one year.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act"). We will be subject to limited reporting obligations as an emerging growth company and will be subject to limited reporting obligations as mentioned in our risk factors on page 5.

Marika Inc. is not a blank check company and it does not have any intention to engage in a business combination.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

No arrangements have been made to place funds into escrow or any similar account. Aleksandrs Sviks, our officer and director, intends to sell the common shares directly. No commission or other compensation related to the sale of the common shares will be paid to Mr. Sviks.

Title of Securities                                            Offering Price        Maximum Offering
  to be Offered             Number of Offered Shares             Per Share              Proceeds
  -------------             ------------------------             ---------              --------
  Common Stock            5,000,000 (100% of offered shares)       $0.02                $100,000
  Common Stock            3,750,000 (75% of offered shares)        $0.02                $ 75,000
  Common Stock            2,500,000 (50% of offered shares)        $0.02                $ 50,000
  Common Stock            1,250,000 (25% of offered shares)        $0.02                $ 25,000

Marika Inc. is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase common shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There is no market for our securities. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

We are considered a "shell company" under applicable securities rules and subject to additional regulatory requirements as a result, including the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as our inability to register our securities on Form S-8 (an abbreviated registration process). Accordingly, investors should consider our shares to be significantly risky and illiquid investments.

Consider carefully the risk factors beginning on page 5 in this prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED ______________, 2013

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                            3
RISK FACTORS                                                                  5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS                         13
USE OF PROCEEDS                                                              13
DETERMINATION OF OFFERING PRICE                                              13
DILUTION                                                                     14
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS                                                       14
DESCRIPTION OF BUSINESS                                                      19
EMPLOYEES AND EMPLOYMENT AGREEMENTS                                          22
FACILITIES                                                                   22
LEGAL PROCEEDINGS                                                            22
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                  22
EXECUTIVE COMPENSATION                                                       24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               25
PLAN OF DISTRIBUTION                                                         25
DESCRIPTION OF SECURITIES                                                    27
DISCLOSURE OF COMMISSION POSITION INDEMNIFICATION  FOR SECURITIES
 ACT LIABILITIES                                                             29
EXPERTS                                                                      29
LEGAL MATTERS                                                                29
AVAILABLE INFORMATION                                                        29
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                        29
INDEX TO THE FINANCIAL STATEMENTS                                            30

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "MARIKA" REFERS TO MARIKA INC. BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus. Prospective investors should consider carefully the information discussed under "RISK FACTORS" and "USE OF PROCEEDS" sections, commencing on pages 5 and 13, respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

General: Marika Inc. was incorporated under the laws of the state of Nevada on May 24, 2013.

                                 Our US mailing address is located at 2360
                                 Corporate Circle,Suite 400, Henderson NV 89074. Our phone number is (702) 425 4332

Business:                        We are a development stage company formed to
                                 provide online job marketplace that connects people or companies in need to run errands or small tasks and the persons ("agents") who wish to assist in running those errands or small tasks. Our source of revenue will be commission
                                 (20%) from customers payment to agents. We plan to conduct our operations and market our services primary to North American and European markets.


Going Concern:                   From inception until the date of this filing,
                                 we have had no revenues and very limited operating activities. Our financial statements from inception May 24, 2013 through September
                                 30, 2013 reports no revenue and net loss of $6,036. In the opinion of our independent auditor on our financial statements as of June
                                 30, 2013, our auditors have indicated that there is substantial doubt about our ability to continue as a going concern.


Market for our common stock:     Our common stock is not quoted on a market or
                                 securities exchange. We cannot provide any assurance that an active market in our common stock will develop. We intend to quote our common shares on a market or securities exchange.

Risk Factors:                    See "Risk Factors" and other information in
                                 this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Common shares outstanding
prior to Offering:               5,000,000

Common Shares Being Offered:     5,000,000 self-underwritten, best-efforts
                                 offering with no minimum subscription
                                 requirement.

Duration of the Offering:        The offering shall terminate on the earlier of:
                                 (i) the date when the sale of all 5,000,000 common shares is completed;
                                 (ii) one year from the date of this prospectus;
                                 or
                                 (iii) prior to one year at the sole
                                 determination of the board of directors.


We will require a minimum funding of approximately $25,000 to conduct our proposed operations for a minimum period of one year including costs associated with maintaining our reporting status with the SEC.

SELECTED FINANCIAL DATA

The summarized financial data presented below is derived from, and should be read in conjunction with, our financial statements and related notes from May 24, 2013 (date of inception) to June 30, 2013 included on Page F-1 in this prospectus.

BALANCE SHEET

                                                                   As of
                                                               June 30, 2013
                                                               -------------

Total Assets                                                      $ 5,200
Total Liabilities                                                 $   474
Stockholders'Equity                                               $ 4,726

INCOME STATEMENT

                                                                Period from
                                                                May 24, 2013
                                                          (date of inception) to
                                                               June 30, 2013
                                                               -------------

Revenue                                                           $    --
Total Expenses                                                    $   274
Net Loss                                                          $   274

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE, COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE MINIMUM OPERATIONS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on May 24, 2013 and, to the date, have been involved primarily in organizational activities. We have commenced minimum business operations. Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights. Accordingly, we have no way to evaluate the likelihood that our business will be successful.

We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new internet sales companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.

These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates.

We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail. on our ability to raise financing. As a result, there is substantial doubt about our ability to continue as a going concern.

OUR FUTURE IS DEPENDENT UPON OUR ABILITY TO OBTAIN FINANCING AND UPON FUTURE PROFITABLE OPERATION.


We have accrued net losses of $6,036 for the period from our inception on May 24, 2013 through September 30, 2013, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operation. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise funds. If we fail to raise sufficient capital, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in Marika Inc. is suitable.


We will require a minimum funding of approximately $25,000 to conduct our proposed operations for a minimum period of one year including costs associated with maintaining our reporting status with the SEC.

If we experience a shortage of funds prior to funding during the next 12 months, we may utilize funds from Aleksandrs Sviks , our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We will require the funds from this offering to proceed.

If we are successful in raising the funds from this offering, we plan to commence activities to raise the funds required for the development program. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the development program.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

WE HAVE NO TRACK RECORD THAT WOULD PROVIDE A BASIS FOR ASSESSING OUR ABILITY TO CONDUCT SUCCESSFUL BUSINESS ACTIVITIES. WE MAY NOT BE SUCCESSFUL IN CARRYING OUT OUR BUSINESS OBJECTIVES.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in implementing our business plan. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

WE WILL OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT. IF WE ARE UNABLE TO SUCCESSFULLY COMPETE WITH OTHERS BUSINESSES, THE FINANCIAL CONDITION OF OUR BUSINESS COULD BE MATERIALLY ADVERSELY EFFECTED.

We operate in a highly competitive environment. Our competition includes various sized companies, including large established business. Many of them may sell same services in our markets at competitive prices. Some competitors will accept lower margins, or negative margins, to attract attention and acquire new customers. To compete we may be forced to accept lower margins, which may reduce our gross profit.

We will be competing against established Internet listing companies like eBay and Craigslist. Well established internet companies have better ability to attract, retain and engage buyers and sellers. We do not have strong customer service and brand recognition yet as established Internet listing companies. If we are unable to successfully compete with others businesses , the financial condition of our business could be materially adversely effected.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH WILL ULTIMATELY RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers to purchase any services from us. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell our services with prices which generate a profit.

OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OF OUR OUTSTANDING COMMON STOCK IF THE MAXIMUM OFFERING IS OBTAINED AND THEREFORE WILL HAVE SIGNIFICIANT INFLUENCE IN CORPORATE DECISIONS.

If the maximum offering shares is sold Aleksandrs Sviks, our sole officer and director, will own 50% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Sviks may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

WE WILL NEED TO ESTABLISH ADDITIONAL RELATIONSHIPS WITH LOCAL AGENTS AND MARKETING CONSULTANTS TO FULLY DEVELOP AND MARKET OUR COMPANY.

We do not possess all of the resources necessary to develop and commercialize our proposed services on a mass scale. We will need to develop a network of third-party agents that will carry out our proposed services, as well as enhance our marketing through appropriate arrangements with local marketing consultants to develop and commercialize our planned concierge services. If we are not able to enlist the services of third-party vendors, or seek out marketing consultants, our business will suffer.

REVENUES DERIVED FROM INTERNATIONAL OPERATIONS, AND A DOWNTURN IN INTERNATIONAL COMMERCE, COULD SEVERELY IMPACT RESULTS OF OPERATIONS.

A portion of the Company's business could be conducted outside the United States. International trade is influenced by many factors, including economic and political conditions, employment issues, currency fluctuations and laws relating to tariffs, trade restrictions, foreign investments and taxation. As a result, the Company's operations are subject to various risks such as loss of revenue due to the instability of foreign economies, currency fluctuations and devaluations, adverse tax policies and governmental activities that may limit or disrupt markets, restrict payments or the movement of funds or result in the deprivation of contract rights

WE ARE A SMALL START-UP BUSINESS WITH SOLE OFFICER AND DIRECTOR, WHO WILL BE DEVOTING LIMITED TIME TO OUR OPERATIONS.

As a result, we will have difficulty competing with more well established concierge services that have substantially more assets and personnel than we do. As a result, our potential revenues could be effectively reduced.

WE MAY FACE DAMAGE TO OUR REPUTATION IF OUR FUTURE CLIENTS ARE NOT SATISFIED WITH OUR SERVICES. IN THIS CASE, IT IS UNLIKELY THAT WE WILL BE ABLE TO OBTAIN FUTURE ENGAGEMENTS. IF WE ARE UNABLE TO OBTAIN ENGAGEMENTS, INVESTORS ARE LIKELY TO LOSE THEIR ENTIRE INVESTMENT.

As a Internet based Concierge firm, we depend and will continue to depend to a large extent on referrals and new engagements from our former customers as we will attempt to establish a reputation for professional service company and integrity to attract and customers. As a result, if a customer is not satisfied with our services, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Accordingly, no assurances can be given that we will obtain customers in the foreseeable future.

ANY FAILURE TO OFFER HIGH-QUALITY CUSTOMER'S SERVICES MAY ADVERSELY AFFECT OUR RELATIONSHIPS WITH OUR FUTURE CUSTOMERS AND OUR FINANCIAL RESULTS.

We may be unable to respond quickly enough to accommodate short-term increases in customer demand for support services. We also may be unable to modify the format of our support services to compete with changes in support services provided by our competitors. Increased customer demand for these services, without corresponding revenues, could increase costs and adversely affect our operating results. In addition, our sales process will be highly depend on business reputation and on positive recommendations from customers. Any failure to maintain high-quality technical support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, our ability to sell our services and our future profitability

THE PRICING FOR OUR SERVICES IS UNCERTAIN.

Prices for our concierge services will ultimately be affected by the prices that third-party agents charge us, and such prices are expected to fall with increasing competition thus proposed prices for our planned services may fall correspondingly. Accordingly, there can be no assurance that our future pricing schedule will prove to be viable, or that demand for our services will materialize at the prices we would like to charge. Additionally, we may not be able to sustain adequate pricing levels as competitors introduce competing services.

GOVERNMENT REGULATION OF THE INTERNET AND E-COMMERCE IS EVOLVING, AND UNFAVORABLE CHANGES OR FAILURE BY US TO COMPLY WITH THESE REGULATIONS COULD SUBSTANTIALLY HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the internet and e-commerce. Existing and future regulations and laws could impede the growth of the internet or other online services. These regulations and laws may involve taxation, tariffs, subscriber privacy, data protection, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the internet as the vast majority of these laws were adopted prior to the advent of the internet and do not contemplate or address the unique issues raised by the internet or e-commerce. In addition, it is possible that governments of one or more countries may seek to censor content available on our websites and applications or may even attempt to completely block access to our websites. Adverse legal or regulatory developments could substantially harm our business. In particular, in the event that we are restricted, in whole or in part, from operating in one or more countries, our ability to retain or increase our subscriber base may be adversely affected and we may not be able to maintain or grow our revenue as anticipated.

New tax treatment of companies engaged in internet commerce may adversely affect the commercial use of our services and our financial results.

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce including user privacy policies, Web site content and general consumer protection laws. We are subject to federal and state consumer protection laws, including laws protecting the privacy of customer non-public information and regulations prohibiting unfair and deceptive trade practices.

DUE TO THE GLOBAL NATURE OF THE INTERNET, IT IS POSSIBLE THAT VARIOUS COUNTRIES MIGHT ATTEMPT TO REGULATE TRANSMISSIONS OR LEVY SALES, INCOME OR OTHER TAXES RELATING TO OUR ACTIVITIES.

Tax authorities at the international, federal, state and local levels are currently reviewing the appropriate treatment of companies engaged in internet commerce. New or revised international, federal, state or local tax regulations may subject us or our subscribers to additional sales, income and other taxes. We cannot predict the effect of current attempts to impose sales, income or other taxes on commerce over the internet. New or revised taxes and, in particular, sales taxes, VAT and similar taxes would likely increase the cost of doing business online and decrease the attractiveness of advertising and selling goods and services over the internet. New taxes could also create significant increases in internal costs necessary to capture data, and collect and remit taxes. Any of these events could have an adverse effect on our business and results of operations.

IF WE ARE UNABLE TO MAINTAIN FAVORABLE TERMS WITH OUR FUTURE AGENTS WHO MAKES SMALL TASKS OR RUN CUSTOMERS ERRANDS, OUR FUTURE PROFITABILITY MAY BE ADVERSELY AFFECTED.

The success of our business will depend in part on our ability to retain and increase the number of persons who will use our service. If our future agents decide that our services no longer effective means of selling their services, they may demand a higher percentage of the revenue. This would decrease our gross profit.

Our operating results will be affected if we are unable to attract new person wishing to use our website.We are need to attract ne agents in numbers sufficient to grow our business. If we will be able to attract new agents and may not be able to retain or attract agents in sufficient numbers to grow our business then we may be required to incur significantly higher marketing expenses or accept lower margins in order to attract new persons willing to run our customers errands Decrease in number of agents who will use our service would have an adverse effect on our business, financial condition and results of operation.

AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to: - have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

     - have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     - comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     - submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     - disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

BECAUSE WE ARE CURRENTLY CONSIDERED A "SHELL COMPANY" WITHIN THE MEANING OR RULE 12B-2 PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, THE ABILITY OF HOLDERS OF OUR COMMON STOCK TO SELL THEIR SHARES MAY BE LIMITED BY APPLICABLE REGULATIONS.

We are, currently, considered a "shell company" within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, in that we currently have nominal operations and nominal assets other than cash. Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

As a result of our classification as a "shell company", our investors are not allowed to rely on the "safe harbor" provisions of Rule 144 promulgated pursuant to the Securities Act of 1933 so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a "shell company." Additionally, as a result of our classification as a shell company:

     * Investors should consider shares of our common stock to be significantly risky and illiquid investments
     * We may not register our securities on Form S-8 (an abbreviated form of registration statement)
     * Our ability to attract additional funding to sustain our operations may be limited significantly

We can provide no assurance or guarantee that we will cease to be a "shell company" and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares. Accordingly, investors may not be able to sell our shares and lose their investments in the Company.

WE MAY BE EXPOSED TO POTENTIAL CIVIL DISPUTES IN CONNECTION TO SERVICES OFFERED BY INDIVIDUALS LISTING ON OUR WEBSITE. ANY LIABILITY CLAIMS MAY HAVE ADVERSE PUBLICITY ON OUR BUSINESS.

Recently some internet services companies (eBAy, Craiglist, etc) have been subject to lawsuits concerning criminal and civil disputes in connection to services offered by individuals listing services on their sites. Any lawsuits against us, regardless of merit, could be costly financially and could divert the attention of our sole director Mr.Sviks. It could also create negative publicity, which would harm our business. We can not predict whether liability claims will be brought against us in the future or the effect of any resulting adverse publicity on our business.

RISKS ASSOCIATED WITH THIS OFFERING

WE DO NOT HAVE A PUBLIC MARKET IN OUR SECURITIES. IF OUR COMMON STOCK HAS NO ACTIVE TRADING MARKET, YOU MAY NOT BE ABLE TO SELL YOUR COMMON SHARES AT ALL.

We do not have a public market for our common shares. Our securities are not traded on any exchange. We cannot assure you that an active public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

WE DO NOT MEET THE REQUIREMENTS FOR OUR STOCK TO BE QUOTED ON NASDAQ, AMERICAN STOCK EXCHANGE OR ANY OTHER STOCK EXCHANGE AND THE TRADABILITY IN OUR STOCK WILL BE LIMITED UNDER THE PENNY STOCK REGULATION. THE LIQUIDITY OF OUR COMMON STOCK IS RESTRICTED AS OUR COMMON STOCK FALLS WITHIN THE DEFINITION OF A PENNY STOCK.

Under the rules of the Securities and Exchange Commission, if the price of the registrant's common stock is below $5.00 per share, the registrant's common stock will come within the definition of a "penny stock." As a result, the registrant's common stock is subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

     - Make a suitability determination prior to selling penny stock to the purchaser;
     -    Receive the purchaser's written consent to the transaction; and
     -    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

WE HAVE NOT YET ADOPTED OF CERTAIN CORPORATE GOVERNANCE MEASURES. AS A RESULT, OUR STOCKHOLDERS HAVE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because our sole director is non-independent, we do not currently have independent audit or compensation committees. As a result, the sole director has the ability, among other things, to determine her own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Aleksandrs Sviks , our sole officer, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company.

However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

WE MAY BE UNSUCCESSFUL IN IMPLEMENTING REQUIRED INTERNAL CONTROLS OVER FINANCIAL REPORTING.

We are not currently required to comply with the SEC's rules implementing
Section 404 of the Sarbanes-Oxley Act of 2002, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with the SEC's rules implementing Section 302 of the Sarbanes-Oxley Act of 2002, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. We will not be required to make our first assessment of our internal control over financial reporting until the year following our first annual report required to be filed with the SEC. To comply with the requirements of being a public company, we will need to create information technology systems, implement financial and management controls, reporting systems and procedures and contract additional accounting, finance and legal staff.

Any failure to develop or maintain effective controls, or any difficulties encountered in our implementation of our internal controls over financial reporting could result in material misstatements that are not prevented or detected on a timely basis, which could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. Ineffective internal controls could cause investors to lose confidence in our reported financial information.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY COMMON SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan. Mr. Sviks has no experience in selling stock to potential investors

IF WE FAIL TO ESTABLISH AND MAINTAIN EFFECTIVE INTERNAL CONTROLS, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY.

When this registration statement is effective, we will be required to establish and maintain internal controls over financial reporting and disclosure and procedures and comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC. We will need to include a report on our internal control over financial reporting and its assessment on whether such controls were effective for the prior fiscal year with our annual reports that we file under the Securities Exchange Act of 1934 with the SEC. Under current federal securities laws, our management may conclude that our internal control over financial reporting is not effective.

As long as we remain an "emerging growth company," as defined in the Jumpstart our Business Startups Act of 2012, or JOBS Act, we may, and we intend to, take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements concerning management's reports on effectiveness of internal controls over financial reporting otherwise required under the Sarbanes-Oxley Act. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

Once we cease to be an emerging growth company, as of each fiscal year end thereafter, our independent registered public accounting firm will be required to evaluate and report on our internal control over financial reporting in the event we become an accelerated filer or large accelerated filer. To the extent we find material weaknesses or other deficiencies in our internal control, we may determine that we have ineffective internal control over financial reporting as of any particular fiscal year end, and we may receive an adverse assessment of our internal control over financial reporting from our independent registered public accounting firm. Moreover, any material weaknesses or other deficiencies in our internal controls may delay the conclusion of an annual audit or a review of our quarterly financial results.

We cannot guarantee that our internal control and disclosure control and procedures will prevent all possible errors. Because of the inherent limitations in all control systems, no system of control can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. These inherent limitations include the possibility that judgments in decision-making can be faulty and subject to simple error or mistake. Furthermore, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of those controls. The design of any system of controls is based, in part, upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its anticipated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions of the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost effective control system, misstatements due to error or fraud may occur and may not be detected.

THE COSTS TO MEET OUR REPORTING AND OTHER REQUIREMENTS AS A PUBLIC COMPANY SUBJECT TO THE EXCHANGE ACT OF 1934 WILL BE SUBSTANTIAL AND MAY RESULT IN US HAVING INSUFFICIENT FUNDS TO EXPAND OUR BUSINESS OR EVEN TO MEET ROUTINE BUSINESS OBLIGATIONS.

As a public entity subject to the reporting requirements of the Exchange Act of 1934, we incur ongoing expenses associated with professional fees for accounting, legal and SEC filings and compliance. We estimate that these costs will increase if our business volume and activity increases. As a result of such expenses, we may not have sufficient funds to grow our operations.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees. We do not intend to develop or manufacture any products, and consequently have no products in development, manufacturing facilities or intellectual property rights. As we develop our business, obtain regulatory approval, hire employees and consultants and seek to protect our intellectual property rights, our, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

However, as an "emerging growth company," as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WILL DILUTE SHARE VALUE OF INVESTORS IN THE OFFERING.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 5,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis. There is no minimum offering amount. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% respectively, of the securities offered for sale by Marika Inc. There is no assurance that we will raise the full $100,000 as anticipated.

                                                  $25,000          $50,000          $75,000         $100,000
                                                  -------          -------          -------         --------
Legal and accounting fees(cost of being
 a reporting public company)                      $10,500          $10,500          $10,500          $10,500
Net proceeds                                      $14,500          $39,500          $64,500          $89,500
The net proceed will be used:
  Printing materials                              $   500          $ 1,000          $ 2,000          $ 3,000
  Website developing English                      $ 3,000          $ 3,000          $ 3,000          $ 3,000
  Website developing Latvian,Lithuanian,
  Estonian                                        $ 2,000          $ 2,000          $ 2,000          $ 2,000
  SEO English                                     $ 3,000          $ 9,000          $12,000          $15,000
  SEO Latvian,Lithuanian, Estonian                $ 4,000          $17,000          $26,500          $33,000
  Social media advertising(Facebook,
   Linkedin, Tweeter)                             $    --          $ 4,000          $ 6,500          $ 9,000
  Hire contractor to maintain web site            $    --          $    --          $ 4,000          $ 4,000
  Application for smartfones                      $    --          $    --          $12,000          $12,000
  Miscellaneous(travel expenses,
   international phone calls)                     $ 1,500          $ 3,000          $ 6,000          $ 8,000

The above figures represent only estimated costs.

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account. We will require a minimum funding of approximately $25,000 to conduct our proposed operations for a minimum period of one year including costs associated with this offering and maintaining a reporting status with the SEC.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

The price of the current offering is fixed at $0.02 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since inception on May 24, 2013 Aleksandrs Sviks, our sole officer and director, paid $.001 per share for the 5,000,000 common shares

Assuming completion of the offering, there will be up to 10,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

  Funding Level                $100,000     $75,000      $50,000      $25,000
  -------------                --------     -------      -------      -------

Offering price                  $0.02        $0.02        $0.02        $0.02
Net tangible book
 value per common
 share before offering          $0.001       $0.001       $0.001       $ .001
Increase per common
 share attributable to
 investors                      $0.0095      $0.0082      $0.0064      $0.0038
Pro forma net tangible
 book value per common
 share after offering           $0.0105      $0.0091      $0.0073      $0.0048
Dilution to investors           $0.0095      $0.0109      $0.0127      $0.0152
Dilution as a percentage
 of offering price                   48%          54%          64%          76%

Based on 5,000,000 common shares outstanding as of June 30, 2013 and total stockholder's equity of $4,726 utilizing audited June 30, 2013 financial statements.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Marika Inc. will be online job marketplace that connect people or companies in need to run errands or small tasks and the persons ("agents") who wish to assist in running those errands or small tasks. Customers will be able to post their tasks on our web site and agents will submit bids for the completion of the work.

We are a development stage corporation and only recently started our operations. We have not generated or realized any revenues from our business operations. Our cash balance is $688 as of September 30, 2013. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Aleksandrs Sviks, our sole officer and director, who has informally agreed to advance funds up to $25,000 to allow us to pay for offering costs, filing fees, and professional fees and our business plan expenses. Mr. Sviks, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are a development stage company and have generated no revenues to date. We have our first contract and have commenced operations.




Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to commence operations but we cannot guarantee that once we commence operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     * have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     * comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     * submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     * disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We will require a minimum funding of approximately $25,000 to conduct our proposed operations for a minimum period of one year including costs associated with maintaining our reporting status with the SEC.

PLAN OF OPERATION

We will not be conducting any product research or development. We do not expect to purchase or sell significant equipment. Further we do not expect significant changes in the number of employees.

We expect to complete our public offering within one year after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Once we raise funds from this offering we plan to do the following activities to expand our business operations.

Our plan of operations is as follows:
1st - 2nd month following the close of our offering.

We plan to purchase domain for our web site. We will hire a contractor to develop our website in English. We are planning to spend $1,500

3rd - 4th month following the close of our offering.

Finish developing, testing and launching company web site.
We are planning to spend $1,500

5th - 6th months following the close of our offering.

Develop website version for Latvian, Lithuanian and Estonian customers. We will hire a contractor to do this. We are planning to spend $2,000

7th - 8th months following the close of our offering.

1) We are planning to hire SEO contractors (English language).
We will hire a contractor to help us perform the following: add Search Engine Optimized (SEO) content to our website profile to help our site have a high page rank, and to boost customer's traffic. We are planning to spend $500-$2,500 monthly. The amount of funds for advertising will depend on the amount of money we can raise from these offering.
2) We are planning to hire SEO contractors for Latvian, Lithuanian and Estonian languages.
We will hire a contractor to help us perform the following: add Search Engine Optimized (SEO) content to our website profile to help our site have a high page rank, and to boost traffic. We are planning to spend $700-$5,500 monthly. The amount of funds for advertising will depend on the amount of money we can raise from these offering.

9th - 10th months following the close of our offering.

We plan to make a profile of our company on social network websites such as Facebook, Linkedin and Twitter. We will include links to company's profile on our president's personal social networking pages. We also plan to purchase advertising space from social network websites by designing and placing banners which will refer clients to our company profile. Cost $4000-$9,000 .The amount of funds for advertising will depend on the amount of money we can raise from these offering.

10th - 12th months following the close of our offering.

1) If we are able to raise 100% ($100,000) or 75% ($75,000) in this offering we will hire independent contractor to maintain our web site. We are planning to spend $2,000 monthly.
2) We are going to spend $12,000 to develop application for smartfones.(iOS and Android)

TYPE OF ERRANDS

Errand services can be grouped into two categories. The simple errands and complex errands. Simple errands are those tasks that can be performed by anyone because these errands do not require any special training. Examples include shopping, pet care, laundry pickup and delivery, utility bill payments, school run, house sitting etc. however, complex errands are those tasks that will require some specialized training. Examples of complex errands involves event planning for your client, planning travel schedules and vocation spots, appointment management etc. to be able to be efficient to carry out complex errands, you will need to be computer literate and have good people skills.

Until we start to sell our services, we do not believe that our operations will be profitable. If we are unable to attract customers to buy our services we may have to suspend or cease operations. Even if we have revenues after starting to sell our services, there is no guarantee that we will ever become profitable.If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.

Aleksandrs Sviks, our president will be devoting approximately 50% of her time to our operations. Once we expand operations, and are able to attract more and more customers to buy our services, Mr. Sviks has agreed to commit more time as required. Because Mr. Sviks will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that we will be successful in raising funds in this offering or that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to then existing shareholders.

RESULTS OF OPERATION

FROM INCEPTION ON MAY 24, 2013 TO JUNE 30, 2013

During this period we incorporated the company, prepared a business plan and executed an Agreement with Superakcijas Company. Our loss since inception is $274 for filing costs related to the incorporation of Marika Inc.

LIQUIDITY AND CAPITAL RESOURCES


As of September, 2013, we had cash in the amount of $688 and liabilities of $474.


Since inception, we have sold 5,000,000 common shares to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $5,000.

To meet our need for cash, we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.

We will be able to conduct our planned operations using currently available capital resources for approximately one to two months.

As of the date of this registration statement, the current funds available to Marika Inc. will not be sufficient to continue maintaining a reporting status. Our sole officer and director, Aleksandrs Sviks, has indicated that he may be willing to provide funds up to $25,000 in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by Marika Inc. However, there is no contract in place or written agreement securing this agreement. Management believes if Marika Inc. cannot maintain its reporting status with the SEC, it will have to cease all efforts directed towards Marika Inc. As such, any investment previously made would be lost in its entirety.

GOING CONCERN

Our auditors have issued a going concern opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. If we are successful in raising the maximum amount of the offering we anticipate that we will likely be able to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. Marika Inc. anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,500

We are highly dependent upon the success of the private offering of equity, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for Marika Inc. However, if such financing were available, because we are a development stage company with minimum operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If Marika Inc. cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, we would be required to cease business operations. As a result, investors would lose all of their investment.

As of the date of this registration statement, the current funds available to the Company are not sufficient to operate the company or maintain a reporting status. The company's sole officer and director, Aleksandrs Sviks , has verbally agreed to loan the company up to $25,000 to complete the registration process and to maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company; however, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. If one qurter of shares is sold for the gross proceeds of $25,000 it will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,500. We do not believe that we will generate enough revenue to cover costs associated with being a publicly reporting company in the first 12 months.

Management believes that if we sell two-third of the shares in this offering so that we can complete our development program, we will likely generate revenue in 2014. However, there is no assurance that we will be able to sell two-third of the shares or will ever generate revenue.

Management believes that current trends toward lower capital investment in start-up companies, volatility in the internet sales market pose the most significant challenges to our success over the next year and in future years. Additionally, we will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. Our management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

Marika Inc.reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

DEVELOPMENT STAGE COMPANY

The Company complies with Statement of Financial Accounting Standard ASC 915-15 for its characterization of the Company as development stage. The accompanying financial statements have been prepared in accordance with generally accepted accounting principles applicable to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from. The company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME TAXES

Marika Inc. accounts for its income taxes in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 740, "Accounting for Income Taxes." Under Statement ASC 740, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that Marika Inc. will not realize the tax assets through future operations.

                             DESCRIPTION OF BUSINESS

GENERAL

We were incorporated in the state of Nevada on May 24, 2013. Marika Inc. We are going to be an Errand and Concierge service online marketplace.

We will connects people in need of performing small tasks they unable to do with our agents able to perform those services. Customers can post their work need to be performed at our web site and our agents will submit bids for the completion of the work.

Customers will benefit from placing their work on our marketplace by having their jobs done at cost-efficient price. Agents will benefit by constant source of part-time to full-time work opportunities, eliminating expense and time of advertising. Our US mailing address is located at 2360 Corporate Circle, Suite

400, Henderson NV 89074. Our phone number is (702) 425 4332 . We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

OUR SERVICES

An errand or concierge service is a business which acts the role of a personal assistant running errands for people who either do not have the time or would rather pay someone else to do them.

Today an errand service may offer services such as payment of utility bills, locating quality entertainment, picking up dry cleaning, grocery shopping, returning library books/videos, taking the car to the mechanic, party and event planning and all the other routine tasks that a person simply can't achieve in a day.

A guideline list of services offered by the errand services is as follows:

Personal Shopping, Pet Service, House Sitting, Meal Delivery, Post Mail Service, Dry cleaning pick-up/delivery, Senior care, Modified house sitting, Banking, Floral Delivery, Search for tickets to concerts and special events, Transportation Services such as Airport Services, Business Referral Service Restaurant Recommendations and Reservations Travel and Vacation Planning Meeting and Event Planning.


Additionally we plan to provide business concierge services. This is concierge services provided for business professionals, celebrities, corporate employees and other affluent individuals to fulfill a variety of their business and household management tasks. Such tasks include: running errands, making travel and restaurant reservations, secretarial and household tasks.


HOW IT WILL WORK

In order to post job that need to be performed customers will have to create account. Our web site will have easy account sign up. Then customers will have to post their job. He/ she has to describe the task.(what kind of task need to be done, when, where, desired price). As soon as customer submit the task on our website our agents will review the task and if agent accepted the bid, agent will start to work on task. Once customer is satisfied ,he/she will pay securely trough our website.We are going to retain 20 % commission fee from customers payment to agent for using our website services.To become our agent we will ask to create agents account and email us resume and two referense.We will review persons background and if approved agent will have right to bid on customers tasks via our website.

We may be exposed to potential civil disputes in connection to services offered by individuals listing on our website which can divert our attention, create adverse publicity and cost us financially.

MARKETING AND ADVERTISING OUR SERVICES

We intend to rely on our sole officer and director, Aleksandrs Sviks to market and advertise our services. Our goal is to create a customer base. We will try to recruit customers via email marketing, with social media, and other marketing. In order to motivate people to subscribe for Daily Deal we will create special subscription campaigns including these elements:

     *    use business profiles on social media to promote subscriptions;
     *    offer credits for signing up and inviting friends.

Our website will allow the Customers to refer our services. Services will be referred through e-mail, Facebook and Twitter. User will get Referral Bonus for successful referrals redeemable in their next task on company website.

THE COMPETITIVE ADVANTAGE OF USING OUR SERVICES

Our agents will be mainly freelancers. Freelancers bring competitive advantages to their clients by providing knowledge, motivation, flexibility, objectivity and cost-effectivenes. Customers don't have to pay agents when there is no work to do. Customers don't have to pay holiday pay, sick pay, employment benefits, employers tax.Agents look after their own tax and business affairs. Frelancers also work from their own premises and supply their own equipment.

We hope that our web site will able to provide online services 24 hours a day. This means that as soon as customer submit a task and accepted agent bid, someone will start work on that task.

Customers do not have to pay the agent directly (to avoid being scammed) and will instead send payment to our payment system. Our sistem will be safe payment platform that protects customer funds.

The competitive advantage of our services will be as follows:

     1. Our agents who will offer their services will not be anonymous as on the other Internet listing websites. Our feedback system will allow customers to evaluate agent before using their services.

     2. Social media Twitter and Facebook Fan Pages will be important feature of our website. Connection with social media will help people find the most desirable services and encourages our future agents to adopt good practices. This also might reduce the risk of scams, schemes, and otherwise unlawful activities which can reflect negatively on our site.

     3. Searching Craiglists' homepage or clicking on any of the categories will yield long lists of every relevant post, starting with the most recent. Our future web site will have customizable search options, profile listings based on services or products, and other tools can help make a website feel tailored to personal needs. We will utilize a system that integrates the search process with the contact process. In this way, customers can search for things they need and contact businesses simultaneously.

     4. Our future customers will have more piece of mind if using our website. Customers will pay directly to us and we will not pay to agents until we got confirmation from customer that work is done.



INDUSTRY OVERVIEW

According www.ibisworld.com over the past decade, the Business Concierge Services industry has grown steadily. Business concierge companies handle everything from appointment management to running errands, making travel reservations and even arranging pet sitting. Once exclusively the domain of celebrities and affluent professionals, business concierge service companies have increasingly targeted private households and corporate employees to fulfill a variety of their household management tasks. Industry revenue in 2012 is $220 millions. Annual growth 2007-2012 is 0.3%. Industry has 668 businesses and employment is 2,360 persons.

COMPETITION

We operate in a highly competitive environment. Our competition includes various sized companies, including large established business. The principal competitive factors in our industry are pricing and brand recognition. Well established internet companies such as EBay and Craiglist are recognizable brand names that everyone knows and uses. They have better ability to attract, retain and engage buyers and sellers. We do not have strong customer service and brand recognition yet as established Internet listing companies. Our competitors may sell same services in our markets at competitive prices. Some competitors will accept lower margins, or negative margins, to attract attention and acquire new customers. To compete we may be forced to accept lower margins, which may reduce our gross profit. To compete with established companies we will offer value-added services such as: Customer feedback, customizable search options, and payment upon work-completion confirmation.

Some of the well known companies that provide concierge services are: http://www.greenbeewe.com, www.taskrabbit.com.

           EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

We are a development stage company and currently have no employees. Aleksandrs Sviks , our sole officer and director, in a non-employee officer and director of the Company. We intend to hire employees on an as needed basis.

                                   PROPERTIES

Our business address is at 2360 Corporate Circle,Suite 400, Henderson NV 89074. These premises are provided to us by www.incorp.com part of their incorporation service. We do not have a lease agreement with incorp.com regarding these premises. Our telephone number is (702)- 425 3296

GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the e-commerce. We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce including user privacy policies, Web site content and general consumer protection laws. We are subject to federal and state consumer protection laws, including laws protecting the privacy of customer non-public information and regulations prohibiting unfair and deceptive trade practices.

                               LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive                                                            Term of
  Officer and/or Director              Age                Position                        Office
  -----------------------              ---                --------                        ------
Aleksandrs Sviks                       39       Chief Executive Officer, Chief       Inception to present
2360 Corporate Circle, Suite 400,               Financial Cfficer and Director
Henderson NV 89074

Aleksandrs Sviks has acted as sole officer and director since our incorporation on May 24, 2013. Aleksandrs Sviks finished Business School "Nimfa" (Riga) in 2001.He has Business admministration certificate from this school. From 2001 to 2005 our president worked as Project manager at Nells,Latvia. Aleksandrs Sviks responsibility was controlling the quality of production company buying.

From January 2005 till present Aleksandrs Sviks is owner of www.discover.lv.

Discover.lv is an internet shop selling variety of foods to internet shoppers.Mr. Sviks has created this company and organized business from the very begginning of this company.

Our director was selected based on above mentioned experience in industry.

Our president will be devoting approximately 50% of his business time to our operations. Once we expand operations, and are able to attract more merchants and customers, Aleksandrs Sviks has agreed to commit more time as required. Because Aleksandrs Sviks will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Aleksandrs Sviks , who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES

We have no employees. Our sole officer and director, Aleksandrs Sviks , is an independent contractor to us and currently devotes approximately twenty hours per week to company matters. After receiving funding pursuant to our business plan, Mr. Sviks intends to devote as much time as necessary to manage the affairs of Marika Inc.

During the past ten years, Mr. Sviks has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Sviks was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Sviks's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

     5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

     6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

     7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

     i.   Any Federal or State securities or commodities law or regulation; or
     ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
     iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

     8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

We expect to conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal independent contractor or consulting agreements in place.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the "Named Executive Officers") from inception on May 24, 2013 until June 30, 2013:

SUMMARY COMPENSATION TABLE

                                                                      Non-Equity     Nonqualified
 Name and                                                             Incentive        Deferred
 Principal                                     Stock      Option        Plan         Compensation    All Other
 Position         Year   Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)   Earnings($)  Compensation($)  Total($)
 --------         ----   ---------  --------  ---------  ---------  ---------------   -----------  ---------------  --------
Aleksandrs      May 4,     -0-        -0-        -0-        -0-          -0-              -0-           -0-            -0-
Sviks,          2013 to
President,      June 30,
Treasurer and   2013
Secretary

There are no current employment agreements between the company and its officer. We do not contemplate entering into any employment agreements until such time as we begin profitable operations. Mr. Sviks will not be compensated after the offering and prior to profitable operations. There is no assurance that we will ever generate revenues from our operations.

Mr. Sviks currently devotes approximately twenty hours per week to manage the affairs of Marika Inc. He has agreed to work with no remuneration until such time as Marika Inc. receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

DIRECTOR COMPENSATION
The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

The following table sets forth director compensation as of June 30, 2013:

                   Fees                              Non-Equity      Nonqualified
                  Earned                             Incentive         Deferred
                 Paid in      Stock      Option        Plan          Compensation      All Other
    Name         Cash($)     Awards($)  Awards($)  Compensation($)    Earnings($)    Compensation($)   Total($)
    ----         -------     ---------  ---------  ---------------    -----------    ---------------   --------
Aleksandrs Sviks   -0-           -0-        -0-          -0-               -0-             -0-             -0-

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 26, 2013, we issued a total of 5,000,000 shares of restricted common stock to Aleksandrs Sviks , our sole officer and director in consideration of $5,000. Mr. Sviks is the sole promoter of our company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of common shares owned beneficially as of June 30, 2013 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

  Title of        Name and Address of      Amount and Nature of
   Class           Beneficial Owner        Beneficial Ownership      Percentage
   -----           ----------------        --------------------      ----------

Common Stock       Aleksandrs Sviks          5,000,000 shares           100%
                   2360 Corporate
                   Circle,Suite 400,
                   Henderson NV 89074

As of June 30, 2013, there were 5,000,000 shares of our common stock issued and outstanding.

                              PLAN OF DISTRIBUTION

Marika Inc. has 5,000,000 common shares issued and outstanding as of the date of this prospectus. Marika Inc. is registering up to 5,000,000 common shares for sale at the price of $0.02 per share.

We will sell the 5,000,000 common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our sole officer and director to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares he may sell.

There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officer and director will sell the common shares and intends to offer them to friends, family members and business acquaintances.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Marika Inc has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

In connection with the Company's selling efforts in the offering, Aleksandrs Sviks will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Sviks is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Sviks will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr.Sviks is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Sviks will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Nedrygaylo will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Marika Inc will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $10,000.

The intended methods of offering our securities include, without limitations, telephone, and personal contact. Mr. Sviks has no experience in selling stock to potential investors.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one year. The offering shall terminate on the earlier of (i) the date when the sale of all 5,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) the last day of the year after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

     -    execute and deliver a subscription agreement; and
     -    deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "MARIKA INC."

Upon the effectiveness of the registration statement, the company plans to appoint a transfer agent and provide instructions to the transfer agent to issue certificates representing the shares and then deliver the certificates to shareholders by mail.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Our articles of incorporation do not authorize us to issue any preferred stock. As of June 30, 2013, there were 5,000,000 common shares issued and outstanding that was held by one registered stockholder of record

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. The holders of our common stock currently have

     (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the board of directors of Marika Inc.;
     (ii) are entitled to share ratably in all of the assets of Marika Inc. available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of Marika Inc.
     (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and
     (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

PREFERRED STOCK

We are not authorized to issue preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 50% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

NEVADA ANTI-TAKEOVER LAWS

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition law provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law. The control share acquisition law is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                     EXPERTS

The financial statements of the registrant appearing in this prospectus and in the registration statement have been audited by Thomas J Harris, CPA, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

Scott D. Olson, Esq. opined on the validity of the shares of common stock being offered hereby.

                       WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

MARIKA INC.
2360 Corporate Circle,Suite 400
Henderson NV 89074
Tel: (702) 425 4332
Attention: Aleksandrs Sviks , Chief Executive Officer

Our fiscal year ends on Jiune 30. Upon completion of this offering, we will become a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                                   MARIKA INC.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                  JUNE 30, 2013

Report of Independent Registered Public Accounting Firm                     F-1

Balance Sheet as of June 30, 2013                                           F-2

Statement of Operations for the period from May 24, 2013
(Date of Inception) to June 30, 2013                                        F-3

Statement of Stockholders' Equity as of June 30, 2013                       F-4

Statement of Cash Flows for the period from May 24, 2013
(Date of Inception) to June 30, 2013                                        F-5

Notes to the Financial Statements                                           F-6

                                THOMAS J. HARRIS
                           CERTIFIED PUBLIC ACCOUNTANT
                          3901 STONE WAY N., SUITE 202
                                SEATTLE, WA 98103
                                  206.547.6050


               INDEPENDENT AUDITOR' REPORT ON FINANCIAL STATEMENTS

To the Board of Directors
Marika, Inc.

We have audited the accompanying balance sheet of Marika, Inc. (A Development Stage Company) as of June 30, 2013, and the related statements of operations, stockholders' equity and cash flows for the period then ended, and the period May 24, 2013 (inception) to June 30, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marika, Inc. (A Development Stage Company) as of June 30, 2013 and the results of its operations and cash flows for the periods then ended and May 24, 2013 (inception), to June 30, 2013 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #7 to the financial statements, the company has had significant operating losses; a working capital deficiency and its need for new capital raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note #7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Thomas J. Harris
---------------------------------
Seattle, Washington
July 19, 2013

                                   MARIKA INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                               AS OF JUNE 30, 2013

                                                                   June 30, 2013
                                                                   -------------
                                     ASSETS

Current Assets
  Cash and cash equivalents                                          $  5,200
                                                                     --------
Total Current Assets                                                    5,200
                                                                     --------

Total Assets                                                         $  5,200
                                                                     ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities

Current Liabilities
  Accrued expenses                                                   $      0
  Loan from director                                                      474
                                                                     --------

Total Liabilities                                                         474
                                                                     --------
Stockholders' Equity
  Common stock, par value $0.001; 75,000,000 shares authorized,
   5,000,000 shares issued and outstanding                              5,000
  Additional paid in capital                                                0
  Deficit accumulated during the development stage                       (274)
                                                                     --------
Total Stockholders' Equity                                              4,726
                                                                     --------

Total Liabilities and Stockholders' Equity                           $  5,200
                                                                     ========


                 See accompanying notes to financial statements.

                                   MARIKA INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
          FOR THE PERIOD FROM MAY 24, 2013 (INCEPTION) TO JUNE 30, 2013

                                                                 For the period
                                                               from May 24, 2013
                                                                (Inception) to
                                                                 June 30, 2013
                                                                 -------------

REVENUES                                                           $        0
                                                                   ----------
OPERATING EXPENSES
  Business License and Permits                                            274

TOTAL OPERATING EXPENSES                                                  274
                                                                   ----------

NET LOSS FROM OPERATIONS                                                 (274)

PROVISION FOR INCOME TAXES                                                  0
                                                                   ----------

NET LOSS                                                           $     (274)
                                                                   ==========

NET LOSS PER SHARE: BASIC AND DILUTED                              $    (0.00)
                                                                   ==========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                                  5,000,000
                                                                   ==========


                 See accompanying notes to financial statements.

                                   MARIKA INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
          FOR THE PERIOD FROM MAY 24, 2013 (INCEPTION) TO JUNE 30, 2013

                                                                          Deficit
                                                                        Accumulated
                                      Common Stock         Additional    during the        Total
                                   -------------------      Paid-In     Development    Stockholders'
                                   Shares       Amount      Capital        Stage          Equity
                                   ------       ------      -------        -----          ------
Inception, May 24, 2013                 --     $    --      $    --       $    --        $    --

Shares issued for cash at
 $0.001 per share                5,000,000       5,000           --            --          5,000

Net loss for the year ended
 June 30, 2013                          --          --           --          (274)          (274)
                                 ---------     -------      -------       -------        -------

Balance, June 30, 2013           5,000,000     $ 5,000      $    --       $  (274)       $ 4,726
                                 =========     =======      =======       =======        =======


                 See accompanying notes to financial statements.

                                   MARIKA INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
          FOR THE PERIOD FROM MAY 24, 2013 (INCEPTION) TO JUNE 30, 2013

                                                                 For the period
                                                               from May 24, 2013
                                                                (Inception) to
                                                                 June 30, 2013
                                                                 -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                          $   (274)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
  Changes in assets and liabilities:
    Increase (decrease) in accrued expenses                               0
                                                                   --------
CASH FLOWS USED IN OPERATING ACTIVITIES                                (274)
                                                                   --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                  5,000
  Loans from director                                                   474
                                                                   --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                           5,474
                                                                   --------

NET INCREASE IN CASH                                                  5,200

Cash, beginning of period                                                 0
                                                                   --------

CASH, END OF PERIOD                                                $  5,200
                                                                   ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                    $      0
                                                                   ========
  Income taxes paid                                                $      0
                                                                   ========


                 See accompanying notes to financial statements.

                                   MARIKA INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 2013


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Marika Inc. was incorporated under the laws of the State of Nevada on May 24, 2013. We are a development stage company that is in Errand and Concierge service online business. We will connects people in need of performing small tasks they unable to do with our agents able to perform those services.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a June 30 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $5,200 of cash as of June 30, 2013.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

                                   MARIKA INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 2013


NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of June 30, 2013.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Marika Inc. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 3 - LOANS FROM DIRECTOR

On May 24, 2013, director loaned $474 to Incorporate the Company. The loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $474 as of June 30, 2013.

NOTE 4 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On June 28, 2013, the Company issued 5,000,000 shares of common stock for cash proceeds of $5,000 at $0.001 per share.

There were 5,000,000 shares of common stock issued and outstanding as of June 30, 2013.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

                                   MARIKA INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 2013


NOTE 6 - INCOME TAXES

As of June 30, 2013, the Company had net operating loss carry forwards of approximately $274 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                                June 30, 2013
                                                                -------------
Federal income tax benefit attributable to:
  Current Operations                                              $     93
  Less: valuation allowance                                            (93)
                                                                  --------
Net provision for Federal income taxes                            $      0
                                                                  ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                June 30, 2013
                                                                -------------
Deferred tax asset attributable to:
  Net operating loss carryover                                    $     93
  Less: valuation allowance                                            (93)
                                                                  --------
Net deferred tax asset                                            $      0
                                                                  ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $274 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of June 30, 2013. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to June 30, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                   MARIKA INC.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                               SEPTEMBER 30, 2013

Balance Sheet as of September 30, 2013 and June 30, 2013                    F-10

Statement of Operations for the periods three months ended
September 30, 2013 and from May 24, 2013 (Date of Inception)
to September 30, 2013                                                       F-11

Statement of Cash Flows for the periods three months ended
September 30, 2013 and from May 24, 2013 (Date of Inception)
to September 30, 2013                                                       F-12

Notes to the Financial Statements                                           F-13

                                   MARIKA INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                            AS OF SEPTEMBER 30, 2013

                                                                        (Unaudited)        (Audited)
                                                                       September 30,        June 30,
                                                                           2013               2013
                                                                         --------           --------
                                     ASSETS

Current Assets
  Cash and cash equivalents                                              $    688           $  5,200
                                                                         --------           --------

Total Current Assets                                                          688              5,200
                                                                         --------           --------

Total Assets                                                             $    688           $  5,200
                                                                         ========           ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current Liabilities
  Accrued expenses                                                       $  1,250           $      0
  Loan from director                                                          474                474
                                                                         --------           --------

Total Liabilities                                                           1,724                474
                                                                         --------           --------
Stockholders' Equity
  Common stock, par value $0.001; 75,000,000 shares authorized,
   5,000,000 shares issued and outstanding                                  5,000              5,000
  Additional paid in capital                                                    0                  0
  Deficit accumulated during the development stage                         (6,036)              (274)
                                                                         --------           --------

Total Stockholders' Equity/(Deficit)                                       (1,036)             4,726
                                                                         --------           --------

Total Liabilities and Stockholders' Equity                               $    688           $  5,200
                                                                         ========           ========


                 See accompanying notes to financial statements.

                                   MARIKA INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                                   (Unaudited)

                                                                              For the
                                                                            period from
                                                       Three months         May 24, 2013
                                                          ended            (Inception) to
                                                       September 30,        September 30,
                                                           2013                 2013
                                                        ----------           ----------
REVENUES                                                $        0           $        0
                                                        ----------           ----------
OPERATING EXPENSES
  Operating Expenses                                            12                  286
  Professional Fees                                          5,750                5,750
                                                        ----------           ----------

TOTAL OPERATING EXPENSES                                     5,762                6,036
                                                        ----------           ----------

NET LOSS FROM OPERATIONS                                    (5,762)              (6,036)

PROVISION FOR INCOME TAXES                                       0                    0
                                                        ----------           ----------

NET LOSS                                                $   (5,762)          $   (6,036)
                                                        ==========           ==========

NET LOSS PER SHARE: BASIC AND DILUTED                   $    (0.00)          $    (0.00)
                                                        ==========           ==========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                       5,000,000            5,000,000
                                                        ==========           ==========


                 See accompanying notes to financial statements.

                                   MARIKA INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                                                For the
                                                                              period from
                                                         Three months         May 24, 2013
                                                            ended            (Inception) to
                                                         September 30,        September 30,
                                                             2013                 2013
                                                           --------             --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                  $ (5,762)            $ (6,036)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
  Changes in assets and liabilities:
    Increase (decrease) in accrued expenses                   1,250                1,250
                                                           --------             --------

CASH FLOWS USED IN OPERATING ACTIVITIES                      (4,512)              (4,786)
                                                           --------             --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                             --                5,000
  Loans from director                                            --                  474
                                                           --------             --------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                      --                5,474
                                                           --------             --------

NET INCREASE IN CASH                                          4,512                  688
Cash, beginning of period                                     5,200                    0
                                                           --------             --------

CASH, END OF PERIOD                                        $    688             $    688
                                                           ========             ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                            $      0             $      0
                                                           ========             ========
  Income taxes paid                                        $      0             $      0
                                                           ========             ========


                 See accompanying notes to financial statements.

                                   MARIKA INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2013


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Marika Inc. was incorporated under the laws of the State of Nevada on May 24, 2013. The Company has no business operations and is considered a development stage company, as defined by Accounting Standards Codification 915.10.05 "Accounting and Reporting by Development Stage Enterprises". The company was formed with the intention of providing errand and concierge services to businesses and individuals on an online platform.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company as of and for year ending June 30, 2013 and the three month period ending September 30, 2013.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $688 of cash as of September 30, 2013 and $ 5,200 as of June 30, 2013.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted Accounting
Standards Codification 740.10.05 "Accounting for Income Taxes" as of its inception. Pursuant to Accounting Standards Codification 740.10.05, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years for the.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

                                   MARIKA INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2013


NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of September 30, 2013.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Marika Inc. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 3 - LOANS FROM DIRECTOR

In May 2013, director loaned $274 to incorporate the Company and $200 to open bank account. The loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $474 as of September 30, 2013.

NOTE 4 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On September 28, 2013, the Company issued 5,000,000 shares of common stock for cash proceeds of $5,000 at $0.001 per share.

There were 5,000,000 shares of common stock issued and outstanding as of September 30, 2013.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

                                   MARIKA INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2013


NOTE 6 - INCOME TAXES

As of June 30, 2013, the Company had net operating loss carry forwards of approximately $274 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                                   June 30, 2013
                                                                   -------------
Federal income tax benefit attributable to:
  Current Operations                                                 $     93
  Less: valuation allowance                                               (93)
                                                                     --------
Net provision for Federal income taxes                               $      0
                                                                     ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                   June 30, 2013
                                                                   -------------
Deferred tax asset attributable to:
  Net operating loss carryover                                       $     93
  Less: valuation allowance                                               (93)
                                                                     --------
Net deferred tax asset                                               $      0
                                                                     ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $274 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of September 30, 2013. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has reviewed events between September 30, 2013 and November 16, 2013 and has determined that it does not have any material subsequent events to disclose in these financial statements.

                            [Back Page of Prospectus]

                                   PROSPECTUS

                        5,000,000 SHARES OF COMMON STOCK

                                   MARIKA INC.

                      DEALER PROSPECTUS DELIVERY OBLIGATION


UNTIL _____________ ___, 2013, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

      SEC Registration Fee                                  $    13.64
      Printing Expenses                                     $    86.36
      Accounting Fees and Expenses                          $   600.00
      Auditor Fees and Expenses                             $ 4,000.00
      Legal Fees and Expenses                               $ 3,000.00
      Transfer Agent Fees                                   $ 3,300.00
                                                            ----------
      TOTAL                                                 $11,000.00
                                                            ==========

----------
(1) All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Marika Inc. bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Marika Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. On October 29, 2012 Marika Inc.. offered and sold 5,000,000 common shares to our sole officer and director, Aleksandrs Sviks , for a purchase price of $0.001 per share, for aggregate offering proceeds of $5,000. Marika Inc.. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about Marika Inc. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


Exhibit
Number                        Description of Exhibit
------                        ----------------------
 3.1        Articles of Incorporation of the Registrant *
 3.2        Bylaws of the Registrant *
 5.1        Opinion re: Legality and Consent of Counsel *
10.1 Agreement dated June 20, 2013, by and between Superakcijas Company and Marika Inc. *
23.1        Consent of Legal Counsel (contained in exhibit 5.1) *
23.2        Consent of Thomas J Harris, CPA.
99.1        Subscription Agreement *


----------
* Previously filed

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided however, That:

          A. Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

          B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     i.   If the registrant is relying on Rule 430B (?230.430B of this chapter):

          A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          B.   Each prospectus required to be filed pursuant to Rule 424(b)(2),
               (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson City, Nevada on November 21, 2013.


                             MARIKA INC.


                             By: /s/ Aleksandrs Sviks
                                ------------------------------------------------
                             Name:  Aleksandrs Sviks
                             Title: Chief Executive Officer, Chief
                                    Financial Officer and Director (Principal
                                    Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


     Signature                          Title                         Date
     ---------                          -----                         ----


/s/ Aleksandrs Sviks           Principal Executive Officer,    November 21, 2013
----------------------------   Controller
Aleksandrs Sviks               Principal Financial Officer,
                               Pirector

                                  EXHIBIT INDEX


Exhibit
Number                        Description of Exhibit
------                        ----------------------
 3.1        Articles of Incorporation of the Registrant *
 3.2        Bylaws of the Registrant *
 5.1        Opinion re: Legality and Consent of Counsel *
10.1 Agreement dated June 20, 2013, by and between Superakcijas Company and Marika Inc. *
23.1        Consent of Legal Counsel (contained in exhibit 5.1) *
23.2        Consent of Thomas J Harris, CPA.
99.1        Subscription Agreement *


----------
* Previously filed